UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

VIEWPOINT FINANCIAL GROUP
 (Exact name of registrant as specified in its charter)

United States	001-32992	20-4484783
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operation and Financial Condition.

On February 9, 2009, the Registrant issued a press release announcing its preliminary earnings for the fourth quarter and full year 2008. This press release was attached to a Current Report on Form 8-K furnished by the Registrant on February 9, 2009.

On March 12, 2009, the Registrant issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing that, subsequent to the issuance on February 9, 2009 of its preliminary earnings for the quarter and year ended December 31, 2008, it became aware that the performance of the collateralized debt obligations held in its securities portfolio may have deteriorated beyond what was originally anticipated. As a result, the Company may need to recognize impairment charges related to this portion of its investment portfolio. The Company is currently evaluating the information available and has decided to file an extension of the deadline to file its Annual Report on Form 10-K for the year ended December 31, 2008, in order to analyze the timing and extent to which any such impairment charges should be recognized. To the extent the Company determines that an impairment charge must be reflected in the quarter ended December 31, 2008, the previously announced full year and fourth quarter 2008 earnings information will be revised accordingly.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press release dated March 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP

Date: March 12, 2009	By:	/s/ Pathie E. McKee

Pathie E. McKee, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 12, 2009